Exhibit 1.1

Aridis Pharmaceuticals, Inc.

[•] Shares
Common Stock
(par value $0.001 per share)

Underwriting Agreement

New York, New York
[•], 2018

Cantor Fitzgerald & Co.

As Representative of the several Underwriters,

c/o Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: Equity Capital Markets

Ladies and Gentlemen:

Aridis Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as the representative, [•] shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to [•] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  Certain terms used herein are defined in Section 20 hereof.

The Underwriters have agreed to reserve a portion of the Securities to be purchased by it under this Agreement, up to [•] shares of Common Stock, for sale to certain entities or persons identified by the Company (collectively, “Participants”). The Shares to be sold to the Participants are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by [•] [A/P].M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters.

1.             Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-226232) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(c)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus when taken together as a whole, (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of

Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any individual Written Testing-the-Waters Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)           (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)           From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication within the meaning of Rule 405 under the Act with potential investors undertaken in reliance on Section 5(d) of the Act.

(f)            The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(g)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representative and amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)           The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Underwriting Agreement (this “Agreement”), references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(i)            Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing (i) could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company taken as a whole or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(j)            All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(k)           The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Capital Market ; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Company’s shares of Common Stock prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holder of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder.

(l)            The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(m)          There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(n)           The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Risk Factors—Risks Relating to Protecting our Intellectual Property”, “Risk Factors—Risks Relating to Clinical Development and Commercialization of our Product Candidates”, “Certain Relationships and Related Person Transactions”, “Business—Intellectual Property”, “Business—Government Regulation”, “Description of Capital Stock” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of our Common Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(o)           This Agreement has been duly authorized, executed and delivered by the Company.

(p)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q)           No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus and (ii) and such consents, approvals, authorizations, orders, filings, registrations or qualifications that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have Material Adverse Effect.

(r)            Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii), conflicts, breaches, violations, or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights that have been waived.

(t)            The financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary and selected financial data, and the statistical data derived therefrom, included in the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information included therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  There are no other financial statements that are required to be included in the Registration Statement, the

Disclosure Package or the Prospectus that are not included as required pursuant to any requirement of the Act or any rules or regulations thereunder.

(u)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v)           Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(w)          Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)           Mayer Hoffman McCann P.C., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(y)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(z)           The Company and each of its subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or as would not have a

Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)         No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent,  that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is adequate for the conduct of the  businesses in which they are engaged and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)         The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff)          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(gg)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh)         (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures or earnings or financial position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ii)           None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(jj)           There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including, without limitation, Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(kk)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)      None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the United States (including, without limitation, sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union or the United Kingdom (including, without limitation, sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated herein, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, a designated state sponsor of terrorism or the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, Syria and Crimea) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(oo)         Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(pp)         Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.

(qq)         No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described.

(rr)           The subsidiaries listed on Schedule IV attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(ss)          The Company does not own a majority equity interest in or own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule V to this Agreement.

(tt)           The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects.

(uu)         Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(vv)         Since the date of the most recent financial statements of the Company included in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(ww)       No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(zz)         To the Company’s knowledge, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for or material to the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted (collectively, the “Intellectual Property”).  The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation, or conflict with any Intellectual Property rights of another that could reasonably be expected to result in a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim.  Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Business—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property; (b)  there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d)  there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates, or would, upon the commercialization of any product or service proposed in the Prospectus to be conducted, infringe, misappropriate,  or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; (g) there is no prior art that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; (h) the Company and its subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiary, and all such agreements are in full force and effect; and (i) there are no material defects in any of the patents or patent applications included in the Intellectual Property.

(aaa)      Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Company and its subsidiaries are and have been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or its subsidiaries (a “Company Product”), including without limitation, (1) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., and the Public Health Service Act, 42 U.S.C. § 262;(2) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. civil monetary penalties law (42 U.S.C. Section 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the U.S. criminal false statements law (42 U.S.C. § 1320a-7b(a)), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the U.S. exclusion law (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (3) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (4) the U.S. Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the U.S. Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), the regulations promulgated thereunder; (5) the U.S. Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h); and (6) all similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Product Laws”); (ii) the Company and its subsidiaries possess all licenses, certificates, approvals, authorizations, permits, registrations and supplements or amendments thereto required by any such Product Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company and its subsidiaries are not in violation of any term of any such Authorizations; (iii) neither the Company nor its subsidiaries, have received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity alleging or asserting noncompliance with any Product Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Product Laws or Authorizations or has any knowledge that any such governmental entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor has there been any noncompliance with or violation of any

Product Laws by the Company or its subsidiaries that could reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by FDA or similar governmental entity with respect to a Company Product; (v) the Company and its subsidiaries have not received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such governmental entity has threatened or is considering such action with respect to a Company Product; (vi) the Company and its subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Product Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (vii) neither the Company nor its subsidiaries nor any of their respective directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other governmental entity; (viii) neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority; and (ix) neither the Company nor its subsidiaries or their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(bbb)      The clinical studies and tests conducted by the Company or its subsidiaries or on behalf of the Company or it subsidiaries, have been and, if still pending, are being conducted in all material respects pursuant to all Product Laws and Authorizations; the descriptions of the results of such clinical studies and tests contained in the Registration Statement, the Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such clinical studies and tests; except to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus when viewed in the context in which such results are described; and the Company has not received any written notices or correspondence from any governmental entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company or it subsidiaries.

(ccc)       Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(ddd)      The Company has not engaged any finder or broker (either, a “Finder”) in connection with the offering of the Securities that (x) is either a U.S. citizen or a FINRA member, (y) whose involvement in the offering of the Securities would require such finder to be registered as a broker-dealer under Section 15(a)(i) of the Securities Exchange Act of 1934, as amended (“Section 15(a)(i)”) under in the United States or would otherwise violate Section 15(a)(i) .  Each potential investor in this offering introduced to the Company by a Finder (i) is a foreign national domiciled abroad or a foreign entity domiciled abroad, (ii) was provided with a written document disclosing the fee to be paid to such Finder by the Company, (iii) has provided a written acknowledgment addressed to the Representative of the receipt of the notice relating to the payment of the Finder’s fee (the “Finder Fee Notice”).

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the amount of  the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [•], 2018, or at such time on such later date not more than two Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several

Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 499 Park Avenue, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.  The Company will promptly advise the Representative (i) when the Prospectus, any supplement thereto, and any Written Testing-the-Waters Communications shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Written Testing-the-Waters Communication or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the prevention or suspension of the use of any Written Testing-the-Waters Communication and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.   The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, have the same effect (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, including the confidential submission or filing (or participation in the confidential submission or filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement.

(h)           If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver at least two business days before the effective date of the release or waiver by either (i) a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver, or (ii) any other method that satisfies the obligations described in the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5131(d)(2).

(i)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)            The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on The Nasdaq Capital Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that it has (i) treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l)            The Company will notify promptly the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(m)          If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(n)           The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o)           The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

(p)           The Company will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Sheppard, Mullin, Richter & Hampton LLP, counsel for the Company, to have furnished to the Representative their opinion and negative assurance letter, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(c)           The Company shall have requested and caused Sheppard, Mullin, Richter & Hampton LLP, intellectual property counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative..

(d)           The chief financial officer of the Company shall have delivered to the Underwriters, on each of the date hereof and on the Closing Date, a certificate in a form reasonably acceptable to the Representative.

(e)           The Representative shall have received from Cooley LLP, counsel for the Underwriters, an opinion and negative assurance letter in form and substance reasonably acceptable to the Representative, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)           The Company shall have requested and caused Mayer Hoffman McCann P.C. to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder and in form and substance satisfactory to the Representative.

(h)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)            Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j)            The Securities shall have been listed and admitted and authorized for trading on The Nasdaq Capital Market, and satisfactory evidence of such actions shall have been provided to the Representative.

(k)           The FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(l)            Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company and all of the holders of substantially all of the Company’s securities addressed to the Representative.  The Company will use its reasonable best efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(m)          Prior to the Execution Time, the Representative shall have received the executed Finder Fee Notice.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley LLP, counsel for the Underwriters, at 101 California Street, 5th Floor, San Francisco, CA 94111-5800, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Cantor Fitzgerald & Co. on demand for all expenses (including reasonable fees and disbursements of counsel ) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, partners, members, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, any roadshow, or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting”: (i) the [•] paragraph thereof related to selling concessions and dealer reallowances and (ii) the [•] paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)           In connection with the offer and sale of the Directed Shares, the Company agrees to indemnify and hold harmless each Underwriter, and their affiliates, and each of their respective controlling persons, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where the Directed Shares have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any other material prepared by or with the consent of the Company for distribution to purchasers of the Directed Shares in connection with the offering of such Directed Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii)

caused by the failure of any prospective purchaser of the Directed Shares to pay for and accept delivery of such Directed Shares which have been orally confirmed for purchase by 9:00 A.M. (New York City time) on the first business day after the date of this Agreement or (iv) related to, or arising out of or in connection with, the offering of the Directed Shares; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or The Nasdaq Capital Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention Capital Markets/Asif Ahmed, Fax: (212) 307-3730; or, if sent to the Company, will be mailed, delivered or telefaxed to [•] [facsimile number] and confirmed to it at [•], attention of the Legal Department.

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine.

17.          Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

[Signatures Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Aridis Pharmaceuticals, Inc.

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Cantor Fitzgerald & Co.

By:  Cantor Fitzgerald & Co.

By:
Name:
Title:

For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

Schedule I

Underwriters	Number of Underwritten Securities to be Purchased
Cantor Fitzgerald & Co.
Maxim Group LLC
Laidlaw & Company (UK) Ltd.
Northland Securities, Inc.
Seaport Global Securities LLC
Total

Schedule II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

[•]

Schedule III

Schedule of Written Testing-the-Waters Communications:

Aridis Testing the Waters Presentation

Schedule IV

Schedule of significant subsidiaries:

[•]

Schedule V

Schedule of subsidiaries:

[•]

EXHIBIT A

Form of Lock-Up Agreement

[•], 2018

RBC Capital Markets, LLC
Cantor Fitzgerald & Co.
    As Representatives of the Several Underwriters

RBC Capital Markets, LLC
200 Vesey Street
New York, NY, 10281

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attn: Equity Capital Markets

Re:       Aridis Pharmaceuticals, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock.  The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives (the “Representatives”) of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriters”) to be entered into between the Underwriters and the Company with respect to the Offering (the “Underwriting Agreement”).  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, and will not publicly disclose an intention to (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the “Restriction Period”), except for (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the undersigned or a member of the immediate family (as defined below) of the undersigned, or (C) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, or a member of the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A), (B), or (C), (1) each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph and (2) any such transfer shall not involve a disposition for value; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restriction Period).  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

If the undersigned is an officer or director of the Company: (A) notwithstanding any provision of this agreement to the contrary, the share transfer restrictions set forth above shall apply to any and all issuer-directed shares received by the undersigned in the Offering; and (B) if the Representatives determine in their sole discretion to consent to a requested release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, (i) as required by FINRA, the Representatives intend to notify the Company of the impending release or waiver at least three business days before the effective date of such release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of the Common Stock described herein are hereby authorized to decline to make any transfer of such Common Stock if such transfer would constitute a violation or breach of this agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned understands that, (1) if the Underwriting Agreement has not been executed on or before September 30, 2018 (provided that the Company may by written notice to the undersigned prior to September 30, 2018 extend such date for a period of up to an additional three months), (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (3) after June 30, 2018, if the Company advises in writing to the Representatives that it has determined not to proceed with the Offering prior to the execution of the Underwriting Agreement, the undersigned shall be released from all obligations under this agreement.

As used herein, “immediate family” shall mean the spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin.

The undersigned hereby agrees that, to the extent that the terms of this agreement conflict with or are in any way inconsistent with any registration rights agreement, any market standoff agreement or any other lock-up agreement related to the Common Stock to which the undersigned and the Company may be party, this agreement supersedes such registration rights agreement, market standoff agreement or other lock-up agreement.

[Signature page follows]

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,

Name of Securityholder/Director/Officer
(Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

EXHIBIT B

Form of Press Release

Aridis Pharmaceuticals, Inc.

[Date]

Aridis Pharmaceuticals, Inc. (the “Company”) announced today that Cantor Fitzgerald & Co., the lead book-running manager in the Company’s recent public sale of [    ] shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to [     ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [   ], [      ] 20[  ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ADDENDUM  —  Form of Waiver of Lock-Up

[Letterhead of Cantor]

Aridis Pharmaceuticals, Inc.
Public Offering of Common Stock

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Aridis Pharmaceuticals, Inc. (the “Company”) of [    ] shares of common stock, par value $[•] per share (the “Common Stock”), of the Company and the lock-up letter dated [    ], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated   [       ], 20[  ], with respect to [   ] shares of Common Stock (the “Shares”).

Cantor Fitzgerald & Co. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [   ], 20[  ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Cantor Fitzgerald & Co.

[Signature of Cantor Representative]

[Name and title of Cantor Representative]

cc:  Company

Annex A-1

Form of Opinion and Negative Assurance Letter of Sheppard, Mullin, Richter & Hampton LLP

Annex A-2

Form of Opinion of IP Counsel